Exhibit 99.1
PRESS RELEASE

2445 Nashville Road, Suite B1 Bowling Green, Kentucky 42101 Holley.com
HOLLEY REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
FOURTH QUARTER NET SALES YEAR-OVER-YEAR GROWTH OF 10.9%
FOURTH QUARTER NET INCOME OF $6.3 MILLION UP $44.1 MILLION YEAR-OVER-YEAR
FOURTH QUARTER ADJUSTED EBITDA OF $33.2 MILLION UP $4.1 MILLION YEAR-OVER-YEAR

Exceeded top‑line expectations in 2025, positioning Holley for continued momentum in 2026.

BOWLING GREEN, Ky. – March 4, 2026 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its fourth quarter and full year ended December 31, 2025.
Fourth Quarter Highlights vs. Prior Year Period
•Net Sales increased 10.9% to $155.4 million compared to $140.1 million last year
•Core business net sales1 for the fourth quarter of 2025 grew by 13.5% compared to the fourth quarter of 2024 after excluding non-core business net sales1 of approximately $3.2 million for the fourth quarter of 2024
•Net Income was $6.3 million, or $0.05 per diluted share, compared to a Net Loss of $(37.8) million, or $(0.32) per diluted share, last year
•Net Cash Provided by Operating Activities was $8.5 million compared to $4.1 million last year
•Adjusted Net Income2 was $4.6 million, or $0.04 per diluted share compared to $12.6 million, or $0.11 per diluted share, last year
•Adjusted EBITDA2 was $33.2 million compared to $29.1 million last year
•Free Cash Flow2 was $3.9 million compared to $1.8 million last year
Full Year 2025 Highlights vs. Prior Year Period
•Net Sales increased 1.9% to $613.5 million compared to $602.2 million last year
•Core business net sales1 for the full year 2025 grew by 6.6% compared to the full year 2024 after excluding non-core business net sales1 of approximately $26.8 million for full year 2024
•Net Income was $19.2 million, or $0.16 per diluted share, compared to a Net Loss of $(23.2) million, or $(0.20) per diluted share, last year
•Net Cash Provided by Operating Activities was $48.6 million compared to $46.9 million last year
•Adjusted Net Income2 was $21.2 million, or $0.18 per diluted share, compared to $24.8 million, or $0.20 per diluted share, last year
•Adjusted EBITDA2 was $124.0 million compared to $110.5 million last year
•Free Cash Flow2 was $34.2 million compared to $41.8 million last year
1Core business net sales represents Net Sales after excluding non-core business net sales. Non-core business net sales are comprised of divestiture sales and strategic product rationalization sales. Divestitures sales relate to divested businesses (Detroit Speed Engineering, Gear FX and Proforged) prior to the divestiture date, and strategic product rationalization sales relate to discontinued stock keeping units (“SKUs”) prior to the SKU discontinuance. Divestiture sales were $2.9 million for the fourth quarter of 2024, and strategic product rationalization sales were $0.3 million for the fourth quarter of 2024.
2See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“We delivered a strong year in 2025, achieving the results we set out to accomplish through the execution of our strategic initiatives,” said Matthew Stevenson, President and Chief Executive Officer of Holley. “Our focus on operational rigor drove meaningful performance improvements and measurable cost savings across the organization. We remain committed to advancing the priorities within our strategic framework, reflected in the continued growth of our B2B and DTC channels, successful new product launches across divisions, and further expansion of our footprint.”
Stevenson continued, "Our financial discipline remained a cornerstone of our performance in 2025. For the full year, we generated roughly $34 million of Free Cash Flow. We also continued to strengthen our balance sheet, ending the year with a leverage ratio of 3.75x, well below the 4.0x target we established for 2025 and marking our strongest leverage position in several years."
"2025 has been an important year of progress for Holley, and we are entering 2026 with momentum and a balanced outlook. While we expect continued growth next year, we remain sharply focused on advancing our strategic initiatives, driving operational efficiency, and strengthening our financial position. Our strategic framework will continue to guide our actions as we build on this year’s success and position Holley for sustained long‑term performance."
Strategic Business Highlights
•Delivered the first annual net sales growth and >20% Adjusted EBITDA margin since 2021.
•Achieved core business net sales growth for the fourth quarter of 2025 of 13.5% compared to the fourth quarter of 2024. Fourth consecutive quarter of core business net sales growth.
•Expanded growth across 22 brands and all divisions within the quarter.
•Strong Q4 results across B2B, achieving ~10.8% growth in the channel, and DTC, growing 7.0% year-over-year.
•Strategic framework delivered meaningful revenue growth and ~$20M cost savings for the year.
•Prepaid $10M of debt in the fourth quarter of 2025 bringing total debt prepayment of $100 million since September 2023; Achieved Net debt to EBITDA leverage of 3.75x at year-end.

Outlook
For the year ended December 31, 2026, we are introducing full-year guidance, inclusive of the expected net impact of tariffs:

Metric	Full Year 2026 Outlook
Net Sales	$625 - $655 million
Adjusted EBITDA*	$127 - $137 million
Capital Expenditures	$15 - $20 million
Depreciation and Amortization Expense	$24 - $26 million
Interest Expense (excluding collar revaluation)	$42 - $47 million
* Holley is not providing reconciliations of forward-looking full year 2026 Adjusted EBITDA outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.
Holley notes that its outlook for the year-ended December 31, 2026 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”
Conference Call
A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13757916.

For those unable to participate, a telephone replay recording will be available until Wednesday, March 11, 2026. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13757916. A web-based archive of the conference call will also be available on the Company’s website.
Additional Financial Information
The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.
About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees; 11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) disruptions and costs associated with doing business in certain countries; 20) Holley’s ability to adopt and react to risks posed by new technology; 21) inability to predict how products will ultimately be used; 22) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and 23) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025, and disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.
Investor Relations Contacts:
Anthony Rozmus / Neel Sikka / Jenna Kozlowski
Solebury Strategic Communications
203-428-3324
holley@soleburystrat.com
Media Relations Contacts:
Nathan Espinosa/Patrick Curtin
Kahn Media
818-881-5246
Holley@KahnMedia.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the year ended
	December 31,	December 31,	Variance	Variance	December 31,	December 31,	Variance	Variance
	2025	2024	($)	(%)	2025	2024	($)	(%)
Net Sales	$155,436	$140,054	$15,382	10.9%	$613,514	$602,224	$11,290	1.9%
Cost of Goods Sold	82,686	76,168	6,518	8.6%	347,279	363,680	(16,401)	-4.5%
Gross Profit	72,750	63,886	8,864	13.9%	266,235	238,544	27,691	11.6%
Selling, General, and Administrative	43,013	34,474	8,539	24.8%	146,132	132,149	13,983	10.6%
Research and Development Costs	4,937	4,967	(30)	-0.6%	18,831	18,710	121	0.6%
Amortization of Intangible Assets	3,440	3,577	(137)	-3.8%	13,778	13,884	(106)	-0.8%
Impairment of Indefinite-Lived Intangible Assets	-	7,695	(7,695)	-100.0%	-	7,695	(7,695)	-100.0%
Impairment of Goodwill	-	40,906	(40,906)	-100.0%	-	40,906	(40,906)	-100.0%
Restructuring Costs	725	-	725	100.0%	2,903	1,566	1,337	85.4%
Loss on sale of assets	-	1,729	(1,729)	-100.0%	-	9,234	(9,234)	-100.0%
Other Operating Expense (Income)	878	(481)	1,359	-282.5%	2,110	(268)	2,378	-887.3%
Operating Expense	52,993	92,867	(39,874)	-42.9%	183,754	223,876	(40,122)	-17.9%
Operating Income (Expense)	19,757	(28,981)	48,738	-168.2%	82,481	14,668	67,813	462.3%
Change in Fair Value of Warrant Liability	(1,728)	-	(1,728)	-100.0%	1,211	(7,570)	8,781	-116.0%
Change in Fair Value of Earn-Out Liability	175	8	167	2087.5%	897	(2,333)	3,230	-138.4%
Loss (Gain) on Early Extinguishment of Debt	(93)	-	(93)	100.0%	(93)	141	(234)	-166.0%
Interest Expense, Net	11,492	11,498	(6)	-0.1%	51,833	50,690	1,143	2.3%
Non-Operating Expense	9,846	11,506	(1,660)	-14.4%	53,848	40,928	12,920	31.6%
Income (Loss) Before Income Taxes	9,911	(40,487)	50,398	-124.5%	28,633	(26,260)	54,893	-209.0%
Income Tax Expense (Benefit)	3,610	(2,705)	6,315	-233.5%	9,458	(3,025)	12,483	-412.7%
Net Income (Loss)	$6,301	$(37,782)	$44,083	-116.7%	$19,175	$(23,235)	$42,410	-182.5%
Comprehensive Income:
Foreign Currency Translation Adjustment	(54)	(696)	642	-92.2%	1,282	(452)	1,734	-383.6%
Total Comprehensive Income (Loss)	$6,247	$(38,478)	$44,725	-116.2%	$20,457	$(23,687)	$44,144	-186.4%
Common Share Data:
Basic Net Income (Loss) per Share	$0.05	$(0.32)	$0.37	-116.6%	$0.16	$(0.20)	$0.36	-182.0%
Diluted Net Income (Loss) per Share	$0.05	$(0.32)	$0.37	-116.3%	$0.16	$(0.20)	$0.36	-181.4%
Weighted Average Common Shares Outstanding - Basic	119,424	118,724	700	0.6%	119,213	118,442	772	0.7%
Weighted Average Common Shares Outstanding - Diluted	121,526	118,724	2,802	2.4%	120,074	118,442	1,633	1.4%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$37,231	$56,087
Accounts receivable	57,895	36,123
Inventory	205,661	192,523
Prepaids and other current assets	15,374	12,614
Total current assets	316,161	297,347
Property, plant and equipment, net	45,127	40,983
Goodwill	372,340	372,340
Other intangibles, net	396,910	386,676
Other noncurrent assets	33,415	35,974
Total assets	$1,163,953	$1,133,320

Liabilities and Stockholders’ Equity
Accounts payable	$60,121	$44,781
Accrued liabilities	48,316	43,190
Accrued interest	115	—
Current portion of long-term debt	6,571	7,201
Total current liabilities	115,123	95,172
Long-term debt, net of current portion	516,078	545,385
Warrant liability	2,024	813
Earn-out liability	2,045	1,148
Deferred taxes	46,540	37,391
Other noncurrent liabilities	33,218	32,259
Total liabilities	715,028	712,168

Common stock	12	12
Additional paid-in capital	384,873	377,557
Accumulated other comprehensive gain (loss)	120	(1,162)
Retained earnings	63,920	44,745
Total stockholders’ equity	448,925	421,152
Total liabilities and stockholders’ equity	$1,163,953	$1,133,320

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating Activities
Net Income (Loss)	$6,301	$(37,782)	$19,175	$(23,235)
Adjustments to Reconcile to Net Cash	16,140	52,413	58,630	79,245
Changes in Operating Assets and Liabilities	(13,910)	(10,505)	(29,207)	(9,111)
Net Cash Provided by Operating Activities	8,531	4,126	48,598	46,899

Investing Activities
Capital Expenditures, Net of Dispositions	(8,199)	4,748	(34,607)	2,021
Net Cash Provided by (Used in) Investing Activities	(8,199)	4,748	(34,607)	2,021

Financing Activities
Net Change in Debt	(13,273)	(3,612)	(32,108)	(32,444)
Deferred Financing Fees	133	(679)	343	(679)
Payments from Stock-Based Award Activities	3	—	(847)	(1,482)
Net Cash Used in Financing Activities	(13,137)	(4,291)	(32,612)	(34,605)

Effect of Foreign Currency Rate Fluctuations on Cash	(687)	753	(235)	691

Net Change in Cash and Cash Equivalents	(13,492)	5,336	(18,856)	15,006

Cash and Cash Equivalents
Beginning of Period	50,723	50,751	56,087	41,081
End of Period	$37,231	$56,087	$37,231	$56,087

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.
We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss)	$6,301	$(37,782)	$19,175	$(23,235)
Adjustments:
Interest Expense, Net	11,492	11,498	51,833	50,690
Income Tax Expense (Benefit)	3,610	(2,705)	9,458	(3,025)
Depreciation	2,521	3,187	9,704	10,551
Amortization	3,440	3,577	13,778	13,884
EBITDA	27,364	(22,225)	103,948	48,865
Restructuring Costs	725	-	2,903	1,566
Change in Fair Value of Warrant Liability	(1,728)	-	1,211	(7,570)
Change in Fair Value of Earn-Out Liability	175	8	897	(2,333)
Impairment of Indefinite-lived intangible assets	-	7,695	-	7,695
Impairment of Goodwill	-	40,906	-	40,906
Loss on Sale of Assets	-	1,729	-	9,234
Equity-Based Compensation Expense	2,938	887	8,163	5,170
Loss (Gain) on Early Extinguishment of Debt	(93)	-	(93)	141
Notable Items	2,941	621	4,882	7,100
Other Expense (Income)	878	(481)	2,110	(268)
Adjusted EBITDA	$33,200	$29,140	$124,021	$110,506
Net Sales	$155,436	$140,054	$613,514	$602,224
Net Income Margin	4.1%	(27.0%)	3.1%	(3.9%)
Adjusted EBITDA Margin	21.4%	20.8%	20.2%	18.3%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	TTM December 31, 2025	TTM December 31, 2024
Net Income (Loss)	$19,175	$(23,235)
Adjustments:
Interest Expense, Net	51,833	50,690
Income Tax Expense (Benefit)	9,458	(3,025)
Depreciation	9,704	10,551
Amortization	13,778	13,884
EBITDA	103,948	48,865
Restructuring Costs	2,903	1,566
Change in Fair Value of Warrant Liability	1,211	(7,570)
Change in Fair Value of Earn-Out Liability	897	(2,333)
Equity-Based Compensation Expense	8,163	5,170
Impairment of indefinite-lived intangible assets	—	7,695
Impairment of goodwill	—	40,906
Loss on Sale of Assets	—	9,234
Loss (gain) on Early Extinguishment of Debt	(93)	141
Notable Items	4,882	7,100
Other Expense (Income)	2,110	(268)
Adjusted EBITDA	124,021	110,506
Additional Permitted Charges	7,265	12,261
Adjusted EBITDA per Credit Agreement	$131,286	$122,767
Total Debt	$529,557	$561,840
Less: Permitted Cash and Cash Equivalents	37,231	50,000
Net Indebtedness per Credit Agreement	$492,326	$511,840
Bank-adjusted EBITDA Leverage Ratio	3.75 x	4.17 x

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, impairment of indefinite-lived intangibles assets, impairment of goodwill, loss on sale of assets, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss)	$6,301	$(37,782)	$19,175	$(23,235)
Adjustments:
Change in fair value of warrant liability	(1,728)	—	1,211	(7,570)
Change in fair value of earn-out liability	175	8	897	(2,333)
Impairment of Indefinite-lived intangible assets	—	7,695	—	7,695
Impairment of Goodwill	—	40,906	—	40,906
Loss on Sale of Assets	—	1,729	—	9,234
Loss (gain) on Early Extinguishment of Debt	(93)	—	(93)	141
Adjusted Net Income	$4,655	$12,556	$21,190	$24,838

	For the thirteen weeks ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss) per Diluted Share	$0.05	$(0.32)	$0.16	$(0.20)
Adjustments:
Change in fair value of warrant liability	(0.01)	-	0.01	(0.06)
Change in fair value of earn-out liability	-	-	0.01	(0.03)
Impairment of indefinite-lived intangible assets	-	0.07	-	0.06
Impairment of goodwill	-	0.35	-	0.35
Loss on sale of assets	-	0.01	-	0.08
Adjusted Diluted EPS	$0.04	$0.11	$0.18	$0.19

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Cash Provided by Operating Activities	$8,531	$4,126	$48,598	$46,899
Capital expenditures	(4,746)	(2,432)	(14,699)	(6,804)
Proceeds from the disposal of fixed assets	117	81	322	1,726
Free Cash Flow	$3,902	$1,775	$34,221	$41,821